UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 3, 2018

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) On July 3, 2018, Braemar Hotels & Resorts Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of May 15, 2018, the record date for the Annual Meeting, there were 32,505,238 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 27,107,738 shares of common stock, or approximately 83% of the eligible voting shares, were represented either in person or by proxy.

At the Annual Meeting, the Company’s stockholders voted on the following items:

1. Proposal 1 - To elect six nominees to the board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's board of directors (constituting the entire board of directors), with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
Monty J. Bennett	19,072,677	1,903,430	6,131,631
Stefani D. Carter	15,439,620	5,536,487	6,131,631
Kenneth H. Fearn	20,633,188	342,919	6,131,631
Curtis B. McWilliams	20,615,733	360,374	6,131,631
Matthew D. Rinaldi	15,679,572	5,296,535	6,131,631
Abteen Vaziri	20,846,395	129,712	6,131,631

2. Proposal 2- To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2018. This proposal was approved by the votes indicated below:

For	Against	Abstain
26,986,779	54,839	66,120

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 3, 2018

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President & General Counsel